Exhibit 99

Press Release

For Immediate Release October 24, 2005	Inquiries: Jeanne A. Leonard Liberty Property Trust 610/648-1704
LIBERTY PROPERTY TRUST
ANNOUNCES THIRD QUARTER RESULTS
Malvern, PA — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $.58 per share for the quarter ended September 30, 2005, compared to $.46 per share (diluted) for the quarter ended September 30, 2004. For the nine month period ending September 30, 2005, net income per common share (diluted) was $1.61, compared to $1.35 for the same period in 2004.
Funds from operations available to common shareholders (diluted) (“FFO”) for the third quarter of 2005 was $.78 per share, compared to $.81 per share for the third quarter of 2004. FFO per share for the nine month period ended September 30, 2005 was $2.42 per share compared to $2.43 per share for the same period last year. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release.
Operating results for the third quarter of 2005 include lease termination fees of $1.8 million, or approximately $.02 per share diluted FFO.
“From an operating perspective, we are very pleased with our performance in the third quarter,” commented Bill Hankowsky, chairman and chief executive officer. “Our teams continue to do an extraordinary amount of leasing, our development pipeline is growing, and we are taking advantage of the investment market’s demand for product by recycling capital through asset sales. This activity has been offset during 2005 by the lack of occupancy gains, due primarily to corporate downsizing and restructuring in our tenant base, and lease termination actions. We believe this will result in full year 2005 funds from operations of $3.21 to $3.22. Looking forward, we do not see enough rent growth in 2006 to significantly impact earnings. Therefore, we believe the most likely scenario for 2006 funds from operations is a range from $3.20 to $3.30.”
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LRY Third Quarter 2005 Results

Real Estate Investments
Development: During the third quarter, Liberty brought into service three development properties totaling 257,000 square feet. The properties were 95.6 percent leased at quarter-end. The current yield on Liberty’s $19.1 million investment is 8.9 percent.
During the third quarter, Liberty commenced construction of five properties totaling 1.9 million square feet and representing a total investment of $120.4 million. The properties include:
•	5201 Gate Parkway, a 150,000 square foot office building in Jacksonville, Florida, 100 percent leased to PHH Corporation;

•	1646 Rankin Road, an 80,000 square foot flex building in Houston, Texas;

•	777 Township Line Road, a 110,000 square foot office building in Yardley, Pennsylvania;

•	600 Industrial Drive, an 800,000 square foot distribution building in Harrisburg, Pennsylvania;

•	8400 Industrial Boulevard, a 726,000 square foot distribution building in Allentown, Pennsylvania.
At September 30, Liberty had 6.1 million square feet of space under development, representing a total investment of $858.7 million. These properties were 54.9 percent pre-leased as of the end of the quarter.
Acquisitions: During the third quarter, Liberty acquired 275 Commerce Drive and 1250 Virginia Drive in Fort Washington, Pennsylvania. The two office properties contain 92,000 square feet, are 59.9 percent leased, and have a projected stabilized yield of 9.7 percent on the $12.4 million investment.
Dispositions: During the third quarter, Liberty sold eight properties containing 896,000 square feet, and 4.9 acres of land, for $58.9 million.
Portfolio Performance
Leasing: At September 30, 2005, Liberty’s in-service portfolio of 62.6 million square feet was 91.9 percent occupied, compared to 89.9 percent occupied at June 30, 2005. During the quarter, Liberty completed lease transactions totaling more than six million square feet of space.
Same Store Performance: Property level operating income for same store properties decreased by 2.2 percent on a cash basis and by 3.2 percent on a straight line basis for the third quarter of 2005 compared to the quarter ended September 30, 2004.
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LRY Third Quarter 2005 Results

Financing and Balance Sheet Management
During the quarter, Liberty raised $6.0 million through a private placement of 6.65 percent Series F Cumulative Redeemable Preferred Units. The proceeds from this offering were used to pay down the outstanding borrowings under the company’s unsecured credit facility and for general corporate purposes.
During the quarter Liberty raised the quarterly dividend by 0.8 percent from $0.61 per share to $0.615 per share.
Earnings Outlook
Liberty expects to report funds from operations for 2005 in the range of $3.21-$3.22 per share, and for 2006 in the range of $3.20-$3.30 per share. A reconciliation of FFO to GAAP net income for both 2005 and 2006 is below:

	2005 Range		2006 Range
	Low	High	Low	High
Projected net income per share	$2.20	$2.21	$1.94	$2.04
Depreciation and amortization of unconsolidated joint ventures	0.01	0.01	0.01	0.01
Depreciation and amortization	1.58	1.58	1.55	1.55
Gain on property dispositions	(0.54)	(0.54)	(0.25)	(0.25)
Minority interest share of addbacks	(0.04)	(0.04)	(0.05)	(0.05)
Projected funds from operations per share	$3.21	$3.22	$3.20	$3.30
About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 63 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,100 tenants.
Additional information about the company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investor section of the company’s web site at www.libertyproperty.com. The third quarter supplemental package will be available on-line the evening of October 24, 2005. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1708, or by e-mail to eshoemaker@libertyproperty.com.
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LRY Third Quarter 2005 Results

Liberty will host a conference call during which management will discuss third quarter results, on Tuesday, October 25, 2005, at 2:00 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 9569924. The call can also be accessed live via the Internet on the Investor Relations page of Liberty’s web site at www.libertyproperty.com for one week following the call.
The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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Liberty Property Trust
Statement of Operations
September 30, 2005
(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Year To Date
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Operating Revenue
Rental	$120,808	$114,348	$368,929	$343,461
Operating expense reimbursement	51,646	46,678	149,307	134,975

Total operating revenue	172,454	161,026	518,236	478,436

Operating Expenses
Rental property	38,076	33,209	110,992	99,723
Real estate taxes	17,897	16,919	50,716	47,458
General and administrative	9,175	8,529	26,861	24,988
Depreciation and amortization	37,410	32,957	109,136	97,342

Total operating expenses	102,558	91,614	297,705	269,511

Operating Income	69,896	69,412	220,531	208,925
Other Income/Expense
Interest and other	2,165	1,264	6,073	4,734
Interest	(33,317)	(29,905)	(99,260)	(89,172)

Total other income/expense	(31,152)	(28,641)	(93,187)	(84,438)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	38,744	40,771	127,344	124,487
Gain/(loss) on property dispositions, including impairment	21	128	(4,908)	(280)
Income taxes	(796)	(532)	(2,241)	(1,379)
Minority interest	(4,710)	(4,331)	(13,959)	(13,407)
Equity in earnings of unconsolidated joint ventures	231	(143)	2,433	(673)

Income from continuing operations	33,490	35,893	108,669	108,748
Discontinued operations net of minority interest (including net gain on property dispositions of $19,529 and $2,166 for the quarters ended September 30, 2005 and 2004 and $33,949 and $4,263 for the nine month periods ended September 30, 2005 and 2004)	18,385	3,586	33,364	6,758

Net Income	$51,875	$39,479	$142,033	$115,506

Basic income per common share
Continuing operations	$0.38	$0.43	$1.26	$1.29

Discontinued operations	$0.21	$0.04	$0.38	$0.08

Total basic income per common share	$0.59	$0.47	$1.64	$1.37

Diluted income per common share
Continuing operations	$0.37	$0.42	$1.23	$1.27

Discontinued operations	$0.21	$0.04	$0.38	$0.08

Total diluted income per common share	$0.58	$0.46	$1.61	$1.35

Weighted average shares
Basic	87,443	84,877	86,670	84,260

Diluted	88,922	86,327	88,128	85,747

Liberty Property Trust
Statement of Funds From Operations
September 30, 2005
(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Year To Date
	September 30, 2005		September 30, 2004		September 30, 2005		September 30, 2004
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share
Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$51,875	$0.59	$39,479	$0.47	$142,033	$1.64	$115,506	$1.37
Adjustments:
Depreciation and amortization of unconsolidated joint ventures	291		567		943		2,011
Depreciation and amortization	36,997		33,411		108,780		98,897
(Gain)/loss on property dispositions	(19,550)		(2,294)		(35,157)		(3,983)
Minority interest share in addback for depreciation and amortization, gain on property dispositions, and exchange rate gain	(683)		(1,305)		(2,894)		(4,032)
Funds from operations available to common shareholders — basic	$68,930	$0.79	$69,858	$0.82	$213,705	$2.47	$208,399	$2.47
Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$51,875	$0.58	$39,479	$0.46	$142,033	$1.61	$115,506	$1.35
Adjustments:
Depreciation and amortization of unconsolidated joint ventures	291		567		943		2,011
Depreciation and amortization	36,997		33,411		108,780		98,897
(Gain)/loss on property dispositions	(19,550)		(2,294)		(35,157)		(3,983)
Minority interest excluding preferred unit distributions and excess of preferred redemption over carrying amount	2,093		1,689		5,745		4,993
Funds from operations available to common shareholders — diluted	$71,706	$0.78	$72,852	$0.81	$222,344	$2.42	$217,424	$2.43
Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	87,443		84,877		86,670		84,260
Dilutive shares for long term compensation plans	1,479		1,450		1,458		1,487
Diluted shares for net income calculations	88,922		86,327		88,128		85,747
Weighted average common units	3,518		3,668		3,567		3,679
Diluted shares for funds from operations calculations	92,440		89,995		91,695		89,426

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REIT’s since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
Balance Sheet
September 30, 2005
(In thousands, except share amounts)

	September 30, 2005	December 31, 2004
Assets	(Unaudited)
Real estate:
Land and land improvements	$637,864	$625,035
Building and improvements	3,742,060	3,629,508
Less: accumulated depreciation	(759,974)	(695,410)

Operating real estate	3,619,950	3,559,133
Development in progress	326,219	81,099
Land held for development	147,462	171,122

Net real estate	4,093,631	3,811,354
Cash and cash equivalents	43,209	33,667
Restricted cash	21,799	34,626
Accounts receivable	18,978	21,502
Deferred rent receivable	71,675	66,528
Deferred financing and leasing costs, net of accumulated amortization (2005, $108,963; 2004, $91,117)	115,780	107,148
Investment in unconsolidated joint ventures	33,319	24,372
Prepaid expenses and other assets	59,272	63,630

Total assets	$4,457,663	$4,162,827

Liabilities
Mortgage loans	$257,765	$366,171
Unsecured notes	1,755,000	1,455,000
Credit facility	289,000	312,000
Accounts payable	35,643	24,288
Accrued interest	26,739	34,994
Dividend payable	56,160	54,485
Other liabilities	148,126	111,764

Total liabilities	2,568,433	2,358,702

Minority interest	250,686	207,866
Shareholders’ Equity
Common shares of beneficial interest, $.001 par value, 191,200,000 shares authorized, 87,868,575 (includes 59,100 in treasury) and 85,734,380 (includes 59,100 in treasury) shares issued and outstanding as of September 30, 2005 and December 31, 2004, respectively	87	86
Additional paid-in capital	1,788,730	1,708,573
Accumulated other comprehensive income	12,124	25,105
Unearned compensation	(9,530)	(6,846)
Distributions in excess of net income	(151,540)	(129,332)
Common shares in treasury, at cost, 59,100 shares as of September 30, 2005 and December 31, 2004, respectively	(1,327)	(1,327)

Total shareholders’ equity	1,638,544	1,596,259
Total liabilities & shareholders’ equity	$4,457,663	$4,162,827